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                                  EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



   As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into United Meridian Corporation's previously filed Registration Statements on Form S-8 Nos. 33-86480, 33-79160, 33-73574, 33-72258 and 333-05401.



                                 ARTHUR ANDERSEN LLP



Houston, Texas
March 6, 1997